Registration No. 333-217200

Filed Pursuant to Rule 433

Dated August 15, 2019

Dorsey Wright MLP Exchange Traded Notes on the move today! Index includes $ET. $BMLP www.MicroSectors.com

Dorsey Wright MLP Exchange Traded Notes on the move today! Index includes $HEP. $BMLP www.MicroSectors.com

Dorsey Wright MLP Exchange Traded Notes on the move today! Index includes $MMP. $BMLP www.MicroSectors.com

Do you trade $ET? Check out the Dorsey Wright MLP Exchange Traded Notes. $BMLP www.MicroSectors.com

Do you trade $HEP? Check out the Dorsey Wright MLP Exchange Traded Notes. $BMLP www.MicroSectors.com

Do you trade $MMP? Check out the Dorsey Wright MLP Exchange Traded Notes. $BMLP www.MicroSectors.com

$ET is on the move today!  See how it impacts the Dorsey Wright MLP Exchange Traded Notes. $BMLP www.MicroSectors.com

$HEP is on the move today!  See how it impacts the Dorsey Wright MLP Exchange Traded Notes. $BMLP www.MicroSectors.com

$MMP is on the move today!  See how it impacts the Dorsey Wright MLP Exchange Traded Notes. $BMLP www.MicroSectors.com

$ET set to announces earnings next week!  How will it impact the Dorsey Wright MLP Exchange Traded Notes? $BMLP www.MicroSectors.com

$HEP set to announces earnings next week!  How will it impact the Dorsey Wright MLP Exchange Traded Notes? $BMLP www.MicroSectors.com

$MMP set to announces earnings next week!  How will it impact the Dorsey Wright MLP Exchange Traded Notes? $BMLP www.MicroSectors.com

$ET set to announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Exchange Traded Notes? $BMLP www.MicroSectors.com

$HEP set to announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Exchange Traded Notes? $BMLP www.MicroSectors.com

$MMP set to announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Exchange Traded Notes? $BMLP www.MicroSectors.com

$ET set to announces earnings tomorrow!  Will the Dorsey Wright MLP Exchange Traded Notes be on the move? $BMLP www.Microsectors.com

$HEP announces earnings tomorrow!  Will the Dorsey Wright MLP Exchange Traded Notes be on the move? $BMLP www.Microsectors.com

$MMP announces earnings tomorrow!  Will the Dorsey Wright MLP Exchange Traded Notes be on the move? $BMLP www.Microsectors.com

$ET announces earnings today!  Will the Dorsey Wright MLP Exchange Traded Notes be on the move? $BMLP www.Microsectors.com

$HEP announces earnings today!  Will the Dorsey Wright MLP Exchange Traded Notes be on the move? $BMLP www.Microsectors.com

$MMP announces earnings today!  Will the Dorsey Wright MLP Exchange Traded Notes be on the move? $BMLP www.Microsectors.com

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SEC's website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by the prospectus supplement and product supplement) if you request it by calling its agent toll-free at 1-877-369-5412.